UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2022, the Company’s Chief Risk Officer, Eric Del Monaco, resigned as an employee of the Company to spend time with his family and to pursue other interests. In connection with the terms of his Employment Agreement, the Company entered into a Severance Agreement and Release (the “Agreement”) with Mr. Del Monaco. The following is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Report. Pursuant to the Agreement, Mr. Del Monaco will receive:

a.	his semi-monthly base salary through September 30, 2022, for an aggregate total of $125,000 and his pro-rata annual bonus through the effective date of his resignation for an aggregate total of $62,500, less applicable taxes, deductions and withholdings (the “Severance”);

b.	pro-rated vesting of his restricted stock award through the effective date which equates to additional vesting of 1,163 shares of the Company’s voting common stock; and

c.	reimbursement from the Company of the monthly premium payable to continue his participation in the Company’s group health plan through September 30, 2022, provided that he is eligible and remains eligible for COBRA coverage; and provided, further, that in the event he obtains other employment that offers group health benefits, such continuation of coverage by the Company shall then cease.

In addition, the Company agreed to reduce Mr. Del Monaco’s non-compete obligation from six months to three months, thus expiring on June 30, 2022.

Also on March 31, 2022, Debra Havranek, our Principal Accounting Officer, announced her retirement effective June 30, 2022. In connection therewith, the Company entered into an Employee Separation Agreement with Ms. Havranek which provides as follows:

a.	payment to Ms. Havranek of her 2021 bonus of $100,000 which was conditioned on filing of the Company’s Annual Report on 10-K;

b.	during her final few months of employment, Ms. Havranek will begin to assist with the transition of her duties and the Company has agreed to pay Ms. Havranek a conditional bonus of $50,000 on July 15, 2022, if the Company believes that the transition process has been successfully completed; and

c.	beginning on July 1, 2022, Ms. Havranek has agreed to provide consulting services on an as needed basis, and the Company has agreed to pay Ms. Havranek a final payment of $50,000 upon the termination of the consulting arrangement on September 30, 2022, if the consulting work requested has been performed in a satisfactory manner.

The separation agreement also contains standard liability release and confidentiality provisions.

The foregoing are summaries of the material terms of the Agreement with Mr. Del Monaco and Employee Separation Agreement with Ms. Havranek and each is qualified in its entirety by reference to the full text of the applicable agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Severance Agreement and Release between Midwest Holding Inc. and Eric Del Monaco effective March 31, 2022.
10.2	Employee Separation Agreement between Midwest Holding Inc. and Debra Havranek dated March 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

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